UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2002

SUNRISE ASSISTED LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20765 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events

                          On January 30, 2002, Sunrise Assisted Living, Inc. (the “Company”) announced that it had closed its issuance and sale of $125 million aggregate principal amount of 5 1/4% Convertible Subordinated Notes due February 1, 2009. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

99.1 Press Release, dated January 30, 2002.

SIGNATURES

                          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE ASSISTED LIVING, INC.

Date: January 30, 2002	By:	/s/ Larry E. Hulse
Larry E. Hulse Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No	Exhibit Name
99.1	Press Release, dated January 30, 2002.